Exhibit 99.1

SOUTH STREET FINANCIAL CORP.

155 WEST SOUTH STREET

ALBEMARLE, NC 28001

FOR IMMEDIATE RELEASE

Contact:	R. Ronald Swanner	Christopher F. Cranford	David L. Smith
	President and Chief Executive Officer	Treasurer and Chief Financial Officer	Secretary
	(704) 982-9814	(704) 982-9814	(704) 982-9814

SOUTH STREET FINANCIAL CORP. ANNOUNCES PLAN TO DEREGISTER

(Albemarle, North Carolina) December 11, 2006 – South Street Financial Corp. (the “Company”) (NASDAQ-GM: SSFC) announced today that its Board of Directors has approved a plan to deregister the Company’s common stock under the Securities Exchange Act of 1934, as amended, and, therefore, terminate its obligations to file reports with the Securities and Exchange Commission. This “going dark” transaction would be accomplished through a share conversion, whereby shareholders owning less than 750 shares of Company common stock will receive one share of Series A Preferred Stock for each share of common stock they own (the “Conversion”). Shares of common stock held by shareholders owning 750 or more shares will remain outstanding and will be unaffected by the reclassification.

If, after completion of the Conversion, South Street Financial Corp. has fewer than 300 stockholders of record, the Company intends to terminate the registration of its common stock under the Securities and Exchange Act of 1934, as amended, and become a non-reporting company. If that occurs, the Company will no longer file periodic reports with the Securities and Exchange Commission, including annual reports on Form 10-KSB and quarterly reports on Form 10-QSB, and it will no longer be subject to the SEC’s proxy rules.

“In addition to anticipated cost savings resulting from the elimination of these reporting requirements, we expect that the reduced burden on management will allow our officers to focus more attention on our customers and the communities where we operate,” stated CEO Ron Swanner. “Remaining an independent community bank is important to us because of what we bring to our customers and stockholders,” Mr. Swanner added. “We believe that this will help us achieve our institution’s long-held goals.”

Those stockholders receiving shares of Series A Preferred Stock immediately following the Conversion will have the option to sell those shares to the Company at any time during the 30 day period following the Conversion at a cash price equal to $10.00 per share (the “Put Price”).

The Board of Directors received a fairness opinion from its financial advisor, Howe Barnes Hoefer & Arnett, Inc., that the Put Price to be paid following the Conversion is fair, from a financial point of view, to Company stockholders. The proposed Conversion is subject to approval by the holders of a majority of the issued and outstanding shares of the Company’s common stock. Stockholders will be asked to approve the split transaction at a special meeting of stockholders, currently expected to be held in March 2007.

The Company’s stockholders will vote on whether to approve the proposed Conversion. South Street Financial Corp. intends to file a preliminary proxy statement and Schedule 13E-3 with the SEC outlining the transaction today. All stockholders are advised to read the definitive proxy statement and Schedule 13E-3 carefully when these documents are available. Stockholders may obtain a free copy of the proxy statement and Schedule 13E-3 at the SEC’s web site at http://www.sec.gov. South Street Financial Corp. will also mail a copy of the definitive proxy statement prior to the special meeting to its stockholders entitled to vote at the special meeting.

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About South Street Financial Corp.

South Street Financial Corp. is an Albemarle, North Carolina-based single bank holding company. Home Savings Bank of Albemarle, Inc., a North Carolina-chartered stock savings bank, is South Street Financial Corp.’s sole subsidiary. The Bank offers traditional banking products and services through its operation of three full service branches located in Albemarle, Locust, and Oakboro North Carolina.

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. Such statements involve include information about possible or assumed future results of our operations. When we use any of the words “believes”, “expects”, “anticipates”, “hopeful”, “confident” or similar expressions, we are making forward-looking statements. Many possible events or factors can create risks and uncertainties that may cause results to differ materially from those set forth in these statements. The Company cautions readers that results and events subject to forward-looking statements could differ materially from those in the forward-looking statements.

***End of Release***

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